UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  June 11, 2020

EMCOR Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8267	11-2125338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Merritt Seven
Norwalk,	Connecticut	06851-1092
(Address of Principal Executive Offices)		(Zip Code)

(203)	849-7800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	EME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§230.405 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 11, 2020, David A. B. Brown retired as a director of EMCOR Group, Inc. (the “Company”) pursuant to the Company’s Director Retirement Policy.

(e) Amended & Restated 2010 Incentive Plan

On June 11, 2020, at the 2020 Annual Meeting of Stockholders of the Company, the stockholders of the Company approved an amendment and restatement of the Company’s 2010 Incentive Plan (such amendment and restatement, the “Amended Plan”), which was previously adopted by the Board of Directors of the Company.

The Amended Plan extends the initial ten (10) year term of the 2010 Incentive Plan by an additional five (5) years, until June 11, 2025. In addition, the Amended Plan (i) adds a limit of $425,000 on the total amount of compensation that could be payable to a non-employee Company director, whether in the form of cash or stock, during a calendar year, (ii) eliminates the ability under the Amended Plan, as of the effective date of the amendment, to grant new stock options or stock appreciation rights to any participant until such time, if any, as the Amended Plan is subsequently amended to provide for the ability to make such grants, and (iii) makes certain technical changes to language regarding the deductibility of awards under Section 162(m) of the Internal Revenue Code of 1986, as amended, that is no longer applicable following the enactment of the Tax Cuts and Jobs Act of 2017.

The Amended Plan did not increase the number of shares available for grant under the 2010 Incentive Plan.

The Amended Plan is attached hereto as Exhibit 10.1 and is hereby incorporated herein by reference. The foregoing description of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Plan attached hereto as Exhibit 10.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 11, 2020, at the 2020 Annual Meeting of Stockholders of the Company, the stockholders of the Company voted on the following four items:

1. To elect nine directors to serve until the Company’s next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2. To consider a non-binding advisory resolution approving named executive officer compensation;

3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2020;

4. To approve the Amended Plan; and

5. To consider a stockholder proposal regarding action by written consent.

The results were as follows:

Proposal 1. The nominees for director were elected based upon the following votes:

Nominee	Shares For	Shares Against	Abstentions	Broker Non-Votes

John W. Altmeyer	47,244,017	1,632,485	55,870	1,293,299
Anthony J. Guzzi	46,648,320	2,022,975	261,077	1,293,299
Richard F. Hamm, Jr.	46,512,756	2,363,726	55,890	1,293,299
David H. Laidley	47,772,529	1,103,971	55,872	1,293,299
Carol P. Lowe	48,553,193	324,495	54,684	1,293,299
M. Kevin McEvoy	47,831,541	1,045,234	55,597	1,293,299
William P. Reid	47,995,169	877,913	59,290	1,293,299
Steven B. Schwarzwaelder	47,830,276	1,046,588	55,508	1,293,299
Robin Walker-Lee	48,073,365	803,932	55,075	1,293,299

All of the Company’s incumbent directors standing for election were re-elected.

Proposal 2. The proposal for stockholders to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers was approved based upon the following votes:

Shares For	44,085,238
Shares Against	4,325,344
Shares Abstaining	521,790
Broker Non-Votes	1,293,299

Proposal 3. The proposal for stockholders to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2020 was approved based upon the following votes:

Shares For	46,600,977
Shares Against	565,136
Shares Abstaining	59,558
There were no broker non-votes on this item.

Proposal 4. The proposal for stockholders to approve the Amended & Restated 2010 Incentive Plan was approved based upon the following votes:

Shares For	47,200,025
Shares Against	1,664,344
Shares Abstaining	68,003
Broker Non-Votes	1,293,299

Proposal 5. The proposal for stockholders to consider a proposal requiring the Board of Directors of the Company to take steps to permit stockholder actions to be taken by written consent in lieu of a meeting of the stockholders was not approved, based on the following votes:

Shares For	21,939,208
Shares Against	26,767,754
Shares Abstaining	225,410
Broker Non-Votes	1,293,299

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Amended and Restated 2010 Incentive Plan
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCOR Group, Inc.

Date: June 12, 2020	By:	/s/ MAXINE L. MAURICIO
	Name:	Maxine L. Mauricio
	Title:	Senior Vice President,
General Counsel and
Secretary